AMENDMENT #3 TO MANAGEMENT SERVICE AGREEMENT


WHEREAS, Standard Management Corporation and Standard Life Insurance Company of Indiana have entered into a Management Service Agreement effective August 1, 1992.

AND WHEREAS, Standard Management Corporation and Standard Life Insurance Company of Indiana have entered into Amendment #1 to this Management Service Agreement effective January 1, 1995.

AND WHEREAS, Standard Management Corporation and Standard Life Insurance Company of Indiana have entered into Amendment #2 to this Management Services Agreement effective January 1, 1997.

NOW THEREFORE, effective January 1, 1999, paragraph 4 of such agreement as amended by Amendment #1 and Amendment #2 shall be amended by deleting the former paragraph 4 in its entirety and replacing it with the following:

              4. In consideration for the services provided in paragraphs 1, 2, and 3, Standard agrees to pay the company a monthly fee of Three Hundred Thousand Dollars ($300,000) which is due and payable within ten
(10) days from the receipt of the invoice.


IN WITNESS WHEREOF, the parties hereto have executed effective January 1, 1999 this Amendment #3 to the Management Service Agreement.


STANDARD MANAGEMENTSTANDARD LIFE INSURANCE
CORPORATIONCOMPANY OF INDIANA


By: _________________________By: ________________________________
Edward T. StahlRaymond J. Ohlson
Executive Vice President & President
Director Corporate Development